UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

August 31, 2010

Date of Report (Date of earliest event reported)

NewStar Financial, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33211	54-2157878
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Boylston Street, Suite 1250, Boston, MA 02116

(Address of principal executive offices) (Zip Code)

(617) 848-2500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 31, 2010, NewStar Financial, Inc. (the “Company”) entered into an Amended and Restated Note Agreement (the “Amended Note Agreement”), by and among the Company, the holders a party thereto and Fortress Credit Corp. (“Fortress”), as administrative agent, an affiliate of Fortress Investment Group, which amended and restated in its entirety the Note Agreement by and among the Company, the Holders a party thereto and Fortress dated January 5, 2010.

The Amended Note Agreement increases the size of the credit facility to $100,000,000 from $75,000,000, consisting of a $50,000,000 revolving credit facility and a $50,000,000 term loan facility. In addition, the Amended Note Agreement extends the maturity date to August 31, 2014 from July 5, 2013, decreases pricing of advances to London Interbank Offered Rate (LIBOR) plus 7.00% from LIBOR plus a range of 9.00% to 12.00%, and removes the quarterly revolver commitment reductions which were to begin on July 5, 2011.

The term loan facility may be prepaid subject to a prepayment fee, payable whether the prepayment is voluntary or involuntary. If any such prepayment is made on or before August 30, 2012, the prepayment fee will be calculated for the period commencing on the date of such prepayment and continuing through August 30, 2012 and shall be equal to the product of 7.00% per annum multiplied by the amount of the prepayment. If any such prepayment is made after August 30, 2012, such prepayment fee will be equal to the product of (a) the amount of the prepayment and (b)(i) in the case of any such prepayment made during the period commencing on August 31, 2012 and ending on August 30, 2013, 2.00% and (ii) in the case of any such prepayment made at any time after August 30, 2013, 1%. If the Company fails to draw the entire term loan facility by November 29, 2010, it must pay a fee on the unfunded portion calculated on the same basis as the prepayment fee due for prepayments on or before August 30, 2012 (set forth above) and the term loan commitment shall expire.

The foregoing description is only a summary of the provisions of the Amended Note Agreement and is qualified in its entirety by the Amended Note Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

10.1	Amended and Restated Note Agreement, dated as of August 31, 2010, by and among NewStar Financial, Inc., the holders from time to time party thereto, and Fortress Credit Corp., as administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWSTAR FINANCIAL INC.

Date: September 7, 2010	By:	/s/ JOHN KIRBY BRAY
John Kirby Bray
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amended and Restated Note Agreement dated as of August 31, 2010 by and among NewStar Financial, Inc., the holders from time to time party thereto, and Fortress Credit Corp., as administrative agent.